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                                     MIDWAY
                                    AIRLINES


FOR IMMEDIATE RELEASE                                             Media Contact:
                                                          Robert R. Ferguson III
                                                                 President & CEO
                                                                  (919) 595-6003



                            Midway Airlines Announces
                         Record Date for Rights Offering

         RALEIGH-DURHAM, N.C. - June 8, 2000 - Midway Airlines Corporation (NASDAQ: MDWY) announced today that it has selected June 15, 2000 as the record date for purposes of determining the stockholders entitled to receive a subscription right to purchase (at $5.20 per share) an additional share of common stock in the company for each share that they own as of June 15, 2000. The rights offering is further described in the company's Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. The record date may be changed if there is an unexpected delay in commencing the rights offering.
         As a full-service carrier, Midway and its commuter partner operate 244 daily non-stop flights between their hub at Raleigh-Durham International Airport and 26 destinations in 15 states.

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